Investor Presentation – March 20240 Investor Presentation March 2024 Exhibit 99.1

Investor Presentation – March 20241 Disclaimer This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Presentation – March 20242 Healthy Net Lease Portfolio1 • Stable Portfolio: 99.8% leased; same-store rent growth has averaged 1.5% over the last four quarters • Strong Coverage: Unit-level coverage of 3.8x with ~99% of ABR required to report unit-level P&Ls • De-Minimis Near-Term Expirations: Only 4.7% of ABR expiring through 2028 • Fungible & Diversified: Average asset size is $2.7mm; Top 10 tenants represent just 18.1% of ABR Well Positioned Balance Sheet And Liquidity • Balance Sheet Strength: Quarter-to-date, sold ~$53mm of common equity under our ATM program, on a forward basis, and settled ~$48mm of previously-sold forward common equity, leaving ~$136mm of net proceeds available from unsettled forward equity as of March 1, 2024. • Investment Grade Balance Sheet: Asset base is 100% unencumbered with no secured debt • Low Leverage2: Proforma Net Debt / Annualized Adjusted EBITDAre of 3.9x at 4Q'23-end • Excellent Liquidity2: ~$833mm of pro forma liquidity • Well-Laddered Low-Cost Debt1: Weighted average debt maturity is 4.9 years, and weighted average interest rate is 3.6% Consistent & Disciplined External Growth • Investment Activity Remains Healthy at Attractive Cap Rates: Closed investments of ~$85mm quarter-to- date3 and ~$314mm of investments under PSA or LOI4, with 1Q’24 expected cash yield of ~8.0% • Accretive Capital Recycling: With ~$11mm of dispositions closed quarter-to-date3 at 7.0% cash yield and ~$2mm under PSA4 at 6.2% yield, we continue to selectively recycle capital at attractive prices 1. As of December 31, 2023. 2. Adjusted to reflect, on a pro forma basis, the $48.4 million of net proceeds received from the Q1’24 settlement of 2.134mm shares previously sold on a forward basis and the estimated net proceeds of our outstanding forward equity as of March 1, 2024 sold through our ATM Program and our September 2023 follow-on offering. 3. Completed investments and dispositions from January 1, 2024 through March 1, 2024. Includes transaction costs. 4. As of March 1, 2024, we were party to purchase and sale agreements, letters of intent or similar agreements relating to potential investments and purchase and sale agreements relating to potential dispositions. There can be no assurance that these investments and dispositions will be completed. Business Update Continuing to Execute Our Business Plan

Investment Highlights

New Vintage Portfolio + External Growth Capacity = Compelling Investment Opportunity

- Newly Assembled Portfolio of Net Lease Properties
- Long Duration Leases with Strong Unit-Level Rent Coverage

14.0 Years Weighted Average Lease Term (WALT)[1]

3.8x Average Unit-Level Rent Coverage[1]

- Focused on Service-Oriented and Experience-Based Tenants
- Fungible and Smaller-Scale Single-Tenant Properties

93% % of Total Cash ABR from Service & Experiential Tenants[1]

$2.7mm Average Investment per Property[1]

- Differentiated, Disciplined and Proven Investment Strategy
- Focused on Sale-Leasebacks with Middle-Market Companies

~$244mm Average Quarterly Investment Level[2]

97% % of 4Q'23 Investments Originated Sale-Leaseback Structure[3]

- Balance Sheet Positioned to Fund External Growth Opportunities
- Long-Term History of Maintaining Conservative Leverage Profile

3.9x Net Debt to Annualized Adjusted EBITDAre[4]

32% Gross Debt to Undepreciated Assets[4]

- Senior Management Team with Extensive Net Lease Experience
- Demonstrated Record of Growing Public REITs to Significant Scale

100+ Years Management's Collective Net Lease Experience

$5.1B Undepreciated Gross Assets[1]

1. As of December 31, 2023.
2. Average quarterly investment activity represents the trailing eight quarter average as of December 31, 2023.
3. Based on Cash ABR as of December 31, 2023.
4. Adjusted to reflect, on a pro forma basis, the $48.4 million of net proceeds received from the Q1'24 settlement of 2.134mm shares previously sold on a forward basis and the estimated net proceeds of our outstanding forward equity as of March 1, 2024 sold through our ATM Program and our September 2023 follow-on offering.

3

Investor Presentation – March 2024

ESSENTIAL PROPERTIES

Investor Presentation – March 20244 Focused Investment Strategy Based on Decades of Experience Investment Discipline Refined Over Multiple Decades Across Various Credit Cycles Service-Oriented & Experience-Based Industries Sale-Leaseback Transactions - Middle-Market Tenants Small-Scale Fungible Net Leased Properties ✓ E-commerce resistant ✓ Profit centers essential to tenant’s operations ✓ Customers must visit to receive service/experience ✓ Longer lease term ✓ Unit-level financial reporting ✓ Contractual rent increases ✓ Increases diversification ✓ Deeper pool of potential buyers ✓ Greater alternative uses Small-scale, fungible net leased properties • Greater re-let opportunities • More liquid for asset recycling Service-oriented and experience- based businesses • Strong performance in current economic environment • Improving operating efficiencies • Increasing store counts Middle-market businesses • Greater opportunity to be valued capital partner • Limited alternative capital sources • Attractive risk- adjusted returns

Investor Presentation – March 20245 Relationship Based Strategy – Capital Provider of Choice Actively Leveraging Our Relationships to Directly Originate New Investment Opportunities Relationship-Based Sourcing 1. Percentage of portfolio cash ABR as of December 31, 2023 that was acquired from parties who previously engaged in one or more transaction with a senior management team member. Exclusive of Initial Portfolio. 2. Percentage of portfolio cash ABR as of December 31, 2023 that was attributable to internally originated sale-leaseback transactions. Exclusive of Initial Portfolio. 3. Tenant count as of December 31, 2023, compared with June 30, 2018, 134 tenants at IPO. Repeat Business1 82% EPRT Originated Sale-Leaseback Transactions2 90% Tenant Relationships 41% Underwriting Methodology Industry View • Determine the relevant competitive factors and long-term viability of the industry, avoiding industries subject to long-term functional obsolescence Credit of the Tenant • Perform detailed credit reviews of the financial condition of all proposed tenants to determine their financial strength and flexibility Unit-Level Profitability • Evaluate the profitability of the business operated at our real estate locations through rent coverage ratios and historical financials Real Estate Valuation • Identify whether the underlying real estate is commercially desirable and suitable for use by different tenants 374 tenants today, +179% since IPO3

Portfolio Review

New Vintage Portfolio Focused on Targeted Industries

Disciplined Investing Focused on Service-Oriented and Experience-Based Businesses with Unit-Level Reporting

- **E-Commerce Resistant[1]:** 93% of cash ABR comes from service-oriented and experience-based tenants
- **Focus on 16 Industries:** Results in greater sector expertise and more efficient asset management
- **Long WALT Limits Near-Term Cash Flow Erosion[1]:** 4.7% of our ABR expires through 2028
- **Highly Transparent with No Legacy Issues[1]:** 98.8% unit-level reporting; investment program started in June 2016

Portfolio Highlights

	December 31, 2023
Investment Properties (#)[2]	1,873
Square Footage (mm)	18.7
Tenants (#)	374
Industries (#)	16
States (#)	48
Weighted Average Remaining Lease Term (Years)	14.0
Master Leases (% of Cash ABR)	65.7%
Sale-Leaseback (% of Cash ABR)[3,4]	90.1%
Unit-Level Rent Coverage	3.8x
Unit-Level Financial Reporting (% of Cash ABR)	98.8%
Leased (%)	99.8%
Top 10 Tenants (% of Cash ABR)	18.1%
Average Investment Per Property ($mm)	$2.7

Tenant Industry Diversification[1]



Service 79.2%
Medical / Dental 10.6%
Auto Service 8.2%
Casual Dining 7.0%
Equipment Rental and Sales 5.1%
Quick Service 10.7%
C-Stores 5.0%
Other Services 2.4%
Early Childhood Education 11.6%
Family Dining 1.9%
Pet Care Services 1.6%
Entertainment 8.2%
Car Washes 15.1%
Experience 13.7%
Grocery 3.2%
Health and Fitness 4.3%
Building Materials 1.1%
Retail 3.6%
Other Industrial 2.4%
Home Furnishings 0.4%
Movie Theatres 1.2%

1. As of December 31, 2023
2. Includes 136 properties that secure mortgage loans receivable.
3. Exclusive of Initial Portfolio.
4. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.

7 Investor Presentation – March 2024 ESSENTIAL PROPERTIES

Top 10 Tenant Concentration

Highly Diversified Portfolio by Tenant: Top 10 Tenants Represent only 18% of Total Cash ABR[1]

Top 10 Tenants[1]

Top 10 Tenants[2]	Properties[3]	% of Cash ABR
Equipment Share	48	3.8%
Chicken N Pickle	8	2.3%
Bright Path	31	1.9%
Tidal Wave Auto Spa	16	1.6%
festival foods	6	1.6%
Five Star Parks & Attractions	10	1.6%
Captain D's	77	1.5%
AB	12	1.3%
Premier Early Childhood Education Partners	26	1.3%
Mister	13	1.2%
Top 10 Tenants	247	18.1%
Total	1,870	100.0%

Diversification by Industry[1]

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[3]	Building SqFt[4]	Rent Per SqFt[4]
Car Washes	Service	$ 55,177	15.1%	179	887,863	$ 62.53
Early Childhood Education	Service	42,288	11.6%	191	1,990,269	21.25
Quick Service	Service	39,101	10.7%	427	1,145,403	34.48
Medical / Dental	Service	38,581	10.6%	206	1,557,129	24.78
Automotive Service	Service	30,003	8.2%	224	1,526,876	19.65
Casual Dining	Service	25,506	7.0%	115	817,546	31.20
Equipment Rental and Sales	Service	18,572	5.1%	72	1,252,458	14.83
Convenience Stores	Service	18,415	5.0%	145	578,272	33.09
Other Services	Service	8,634	2.4%	46	600,191	14.39
Family Dining	Service	6,835	1.9%	38	249,173	27.43
Pet Care Services	Service	5,904	1.6%	38	260,429	23.92
Service Subtotal		$ 289,016	79.2%	1,681	10,865,609	$ 26.73
Entertainment	Experience	29,970	8.2%	54	1,727,559	17.35
Health and Fitness	Experience	15,633	4.3%	38	1,427,431	11.34
Movie Theatres	Experience	4,398	1.2%	6	293,206	15.00
Experience Subtotal		$ 50,001	13.7%	98	3,448,196	$ 14.71
Grocery	Retail	11,604	3.2%	32	1,477,780	7.85
Home Furnishings	Retail	1,491	0.4%	3	176,809	8.44
Retail Subtotal		$ 13,095	3.6%	35	1,654,589	$ 7.91
Other Industrial	Industrial	8,754	2.4%	33	1,367,097	6.40
Building Materials	Industrial	3,910	1.1%	23	1,257,017	3.11
Industrial Subtotal		$ 12,664	3.5%	56	2,624,114	$ 4.83
Total		$ 364,776	100.0%	1,870	18,592,508	$ 19.73

1. As of December 31, 2023.
2. Represents tenant, guarantor or parent company.
3. Property count includes 136 properties that secure mortgage loans receivable and excludes three vacant properties.
4. Calculation excludes three vacant properties, properties with no annualized base rent and properties under construction.

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Investor Presentation – March 2024

ESSENTIAL PROPERTIES

Investor Presentation – March 20249 Diversified Portfolio – Our Tenants Identify the Location of Opportunities Geographical Diversity is an Output of our Strategy • Geographic Diversity1 ~80% of Total Cash ABR comes from Top 21 States (States with >2.0% of our total ABR) ~50% of Total Cash ABR comes from Sunbelt states, as our tenants increasingly seek to expand their businesses in higher-growth markets % of Total ABR1 0.1-0.9% 1.0-1.9% 2.0-2.9% 3.0-3.9% >4.0% 2.4% 2.6% 13.1% 3.3% 3.6% 2.4% 5.2% 2.9% 2.4% 3.0% 2.4% 6.0% 2.4% 3.4% 8.0%2.7% 5.9% 2.4% 2.0% 2.0% 2.3% 1. As of December 31, 2023.

Investor Presentation – March 202410 Established and Proven Investment Platform Scalable Infrastructure – Consistent Investment Sourcing at Attractive Yields without Sacrificing Quality 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loans receivable collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. In v e s tm e n t A c ti v it y ( $ 0 0 0 s ) Investments1 1Q’22 2Q’22 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 Number of Transactions 23 23 27 39 24 29 30 43 Property Count 105 39 40 115 57 78 65 93 Average Investment per Unit (in 000s) $2,187 $3,870 $3,750 $2,782 $3,401 $3,350 $2,812 $3,008 Cash Cap Rates2 7.0% 7.0% 7.1% 7.5% 7.6% 7.4% 7.6% 7.9% GAAP Cap Rates3 7.8% 8.0% 8.2% 8.8% 9.0% 8.7% 8.7% 9.1% Weighted Average Lease Escalation 1.4% 1.5% 1.6% 1.8% 2.0% 1.9% 2.0% 1.9% Master Lease %4,5 83% 86% 68% 90% 86% 57% 60% 72% Sale-Leaseback %4,6 100% 100% 89% 99% 100% 99% 100% 97% Existing Relationship %4 83% 79% 94% 95% 94% 66% 86% 96% % of Financial Reporting4 100% 100% 100% 100% 100% 100% 100% 100% Rent Coverage Ratio 3.3x 2.7x 4.4x 3.2x 3.3x 3.9x 3.3x 3.3x Lease Term Years 15.0 17.2 16.5 18.7 19.0 19.3 17.6 17.6 $237,795 $175,738 $195,454 $328,370 $207,147 $277,361 $213,327 $314,865 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 $320,000 $360,000 In v e s tm e n t A c ti v it y ( $ 0 0 0 s )

Investor Presentation – March 202411 Active Asset Management Proactive Asset Management Mitigates Risk, Optimizes Accretive Capital Recycling 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Excludes properties sold pursuant to an existing tenant purchase option or properties purchased by the tenant. 5. Property count excludes dispositions of undeveloped land parcels or dispositions where only a portion of the owned parcel is sold. Dispositions 1Q’22 2Q’22 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 Realized Gain/(Loss)1,2 0.4% 38.6% 11.1% 7.2% (2.1%) (0.9%) (2.3%) 8.2% Cash Cap Rate on Leased Assets3,4 7.1% 6.2% 6.2% 6.9% 6.1% 6.2% 6.5% 6.6% Leased Properties Sold5 6 8 12 25 17 14 9 9 Vacant Properties Sold5 — — — 1 — 2 1 — Rent Coverage Ratio 2.5x4 1.1x 1.2x 2.1x 2.3x 2.2x 3.6x 3.5x $18,443 $26,091 $35,513 $75,522 $37,161 $41,736 $28,496 $30,602 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 D is p o s it io n A c ti v it y ( $ 0 0 0 s )1

Investor Presentation – March 202412 Leasing Summary Consistent Contractual Rent Escalations Generate Dependable Internal Growth Lease Escalation Frequency Lease Escalation Type 1. Based on cash ABR as of December 31, 2023. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 81.9% 1.7% Every 2 years 1.1% 1.5% Every 3 years 0.2% 0.0% Every 4 years 0.2% 1.0% Every 5 years 12.9% 1.8% Other escalation frequencies 2.4% 1.1% Flat 1.3% 0.0% Total / Weighted Average 100.0% 1.7% Contractual Fixed 96.3% CPI 2.4% Flat 1.3%

Investor Presentation – March 202413 1. All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is October 1, 2022 through December 31, 2023. The same-store portfolio for 4Q’23 is comprised of 1,451 properties and represents 72% of our total portfolio as measured by contractual cash rent and interest divided by our cash ABR at December 31, 2023. 2. The amount of cash rent and interest our tenants are contractually obligated to pay per the in-place lease or mortgage as of December 31, 2023; excludes (i) percentage rent that is subject to sales breakpoints per the lease and (ii) redevelopment properties in a free rent period. Same-Store Rent Growth Alignment with Average Contractual Rent Bumps is an Indicator of Limited Credit Loss Experience Same-Store Portfolio Performance1 Trailing 4 Qtr. Avg. Same-Store Rent Growth1 Contractual Cash Rent ($000s) 2 % Type of Business 4Q’22 4Q’23 Change Service $ 52,191 $ 52,958 1.5% Experience 8,112 8,247 1.7% Retail 2,810 2,821 0.4% Industrial 1,663 1,691 1.7% Total Same-Store Rent $ 64,777 $ 65,717 1.5% Same Store % of Total Portfolio 72% 1.6% 1.5% 1.2% 1.5% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% 1Q'23 2Q'23 3Q'23 4Q'23

Investor Presentation – March 202414 Tenant Financial Reporting Requirements1 % of Cash ABR by Unit-Level Coverage Tranche1,2 Unit-Level Coverage by Lease Expiration1Unit-Level Coverage by Tenant Credit3 Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.8% Corporate-Level Financial Reporting 98.8% Both Unit-Level and Corporate-Level Financial Information 98.2% No Financial Information 0.7% Note: ‘NR’ means not reported. 1. As of December 31, 2023. 2. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 3. The chart illustrates the portions of annualized base rent as of December 31, 2023, attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% C C C + B - B B + B B - B B B B + B B B - B B B B B B + A - A A + A A - % o f C a s h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 2 0 3 9 T h e re a ft e r % o f C a s h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR Rent Coverage Ratio (x) Rent Coverage Ratio (x) ≥ 2.00x: 73.2% Not Reported: 1.3% 1.50x to 1.99x: 12.5% 1.00x to 1.49x: 9.9% < 1.00x: 3.1% Expiring through 2028: 4.7% of ABR, 2.8x coverage 37.4% Disciplined Underwriting Leading to Healthy Portfolio Metrics Virtually 100% Unit-Level Reporting Provides Timely Visibility into Tenant Health and Expansive Intellectual Capital

EPRT Board Meeting Management Presentation First Quarter Ended March 31, 2023 Leverage & Liquidity

Investor Presentation – March 202416 Conservative and Flexible Debt Structure 100% Unsecured Debt – 100% Unencumbered Asset Base – Minimal Near-Term Debt Maturities – Investment Grade Debt Maturity Schedule1 • Well-Laddered Maturities1: • Low-Cost Debt Structure1: • 100% Unsecured Balance Sheet: • Flexible Debt Structure: • Low Leverage3: • High Cash Flow Coverage4: Weighted average debt maturity of 4.9 years Weighted average interest rate of 3.6%, 100% fixed Asset base is 100% unencumbered, with no secured debt No debt maturities until February 20271,2 Proforma Net Debt / Annualized Adjusted EBITDAre of 3.9x Fixed Charge Coverage of 5.6x 1. As of December 31, 2023. 2. Excludes the undrawn Revolving Credit Facility which matures in 2026. 3. Adjusted to reflect, on a pro forma basis, the $48.4 million of net proceeds received from the Q1’24 settlement of 2.134mm shares previously sold on a forward basis and the estimated net proceeds of our outstanding forward equity as of March 1, 2024 sold through our ATM Program and our September 2023 follow-on offering. 4. Cash Adjusted EBITDAre divided by cash interest expense for the three months ended December 31, 2023. 5. Pro forma adjustments have been made to reflect 5,778,363 shares sold on a forward basis through the Company’s September 2023 follow-on offering and ATM Program as if they had been physically settled on December 31, 2023. (Net Debt plus Annualized Adjusted EBITDAre) Consistently Conservative Leverage 8-Quarter Average: 4.3x $600 $430 $400 $450 $400 0 100 200 300 400 500 600 2024 2025 2026 2027 2028 2029 2030 2031 M a tu ri n g P ri n c ia p l B a la n c e ( $ m m ) Revolving Credit Facility Availability 2027 Term Loan 2028 Term Loan 2029 Term Loan Public Unsecured Bonds 4.6x 4.7x 4.4x 4.5x 4.1x 4.2x 3.7x 4.0x5 3.9x3 .0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 PF

Investor Presentation – March 202417 Strong Liquidity to Drive Leading AFFO/sh Growth $833mm of Liquidity1 and Balance Sheet Capacity to Support External Growth Aspirations ($mm) 4Q’23 Pro Forma 4Q’232 Pro Forma1 Cash $ 49.0 $ 179.6 $ 233.4 Unused Revolver Capacity 600.0 600.0 600.0 Forward Equity - Unsettled 130.6 0.0 0.0 Total Available Liquidity $ 779.6 $ 779.6 $ 833.4 1. Adjusted to reflect, on a pro forma basis, the $48.4 million of net proceeds received from the Q1’24 settlement of 2.134mm shares previously sold on a forward basis and the estimated net proceeds of our outstanding forward equity as of March 1, 2024 sold through our ATM Program and our September 2023 follow-on offering. 2. Pro forma adjustments have been made to reflect 5,778,363 shares sold on a forward basis through the Company’s September 2023 follow-on offering and ATM Program as if they had been physically settled on December 31, 2023. Strong Liquidity to Near-Term Investment Opportunities $467 $408 $894 $694 $775 $634 $990 $780 $833 $0 $200 $400 $600 $800 $1,000 $1,200 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 PF Total Liquidity Investment Volume Consistently Strong Liquidity to Fund Growth ($mm)

Peer Comparison

Investor Presentation – March 202419 4.9x 3.8x 3.4x 2.9x 2.6x NR NR NR NR 70% 68% 54% 37% 32% 27% 21% 20% 18% 2% 4% 6% 8% 9% 11% 12% 12% 12% 98% 93% 90% 70% 37% 36% 28% 24% 15% Differentiated Net Lease Investment Opportunity Portfolio Mix and Underlying Fundamentals are Favorable Relative to Peers Strong Unit-Level Coverage3 & Transparency Service-Oriented & Experience-Based Industries Limited Intermediate-Term Lease Maturities ✓ ✓✓ Source: Public filings and press releases. Note: Data based on most recent reported filings for period ending December 31, 2023, not adjusted for post quarter-end subsequent events. ‘NR’ means not reported. Companies may define service-oriented and experienced-based tenants differently, may calculate weighted average remaining lease term differently, may calculate unit-level coverage differently (including peers on a mean or median basis with EPRT representing a weighted average) and may calculate the percentage of their tenants reporting differently than EPRT. Accordingly, such data for these companies and EPRT may not be comparable. 1. Designations entitled “other” are counted as one industry, even though the “other” segment could represent multiple industries. 2. Investment value includes land and improvements, building and improvements, lease incentives, CIP, intangible lease assets, loans and direct financing lease receivables and real estate investments held for sale, all at cost. 3. EPRT, GTY, and O coverage based on four-wall. (% of ABR) (% of Rent Expiring through 2026) Less Reliance on Top 10 Tenancy – Fungible Properties ✓ (% of ABR) 6 Total Number of Tenant Industries1 16 9 37 53 86 32 20 26 67% % Unit-Level Financial Reporting 14% NR 94% NR NR99% NR NR $2.6 Average Investment Per Property ($mm)2 $6.9 $11.8 $4.2 $3.0 $3.5 $3.2 $2.8 $1.7 14.0 Weighted Average Lease Term (# of Years) 9.5 7.8 10.5 8.4 8.9 10.1 9.8 11.7

Investor Presentation – March 202420 2.5x 4.0x 4.3x 4.7x 5.0x 5.4x 5.5x 5.6x 5.7x 14.0x 13.7x 13.4x 13.4x 12.4x 12.2x 12.0x 11.7x 10.4x 5.6% 4.9% 3.7% 3.3% 3.1% 2.5% 2.1% 0.1% NA Source: Public filings, FactSet and S&P Capital IQ. Note: Market data as of February 29, 2024. 1. 2024E AFFO per share multiple calculated using current price per share and FactSet mean 2024E AFFO per share estimates. 2. 2024E AFFO per share growth is calculated using FactSet mean 2024E AFFO per share estimates and 2023A AFFO per share. 3. During 2023, WPC spun-off NLOP. Year-over-year growth not comparable. Consensus WPC RemainCo2023E AFFO estimate not available. 4. Companies may define annualized adjusted EBITDAre differently, accordingly, data for these companies and EPRT may not be comparable. 5. As of December 31, 2023, and not adjusted for SRC acquisition which is assumed to be leverage neutral. 2024E AFFO per Share Multiple1 2024E AFFO per Share Growth2 Relative Valuation, Growth and Leverage Compelling Valuation, Projected AFFO/sh Growth Relative to Net Lease Peers, and Conservative Leverage Net Debt + Preferred / EBITDAre (Net Debt plus Preferred-to-Annualized Adjusted EBITDAre4) 3 5

Commitment to ESG

Investor Presentation – March 202422 Governance ▪ Leading governance practices, Board accountability, strong board diversity, required minimum stock ownership, published compensation clawback policy, and no hedging or pledging ▪ Industry recognized investor engagement and disclosure practices Environmental, Social and Governance Strong Governance, Innovative Approach to Sustainability, Commitment to Diversity, Equity & Inclusion Environmental Social Implementing sustainability upgrades at our properties to positively impact our tenants’ profitability and prospects for success ▪ Providing dynamic work environment, rewarding work experience and career development for our team ▪ Providing positive work environment, valuing equal opportunity and fair employment practices ▪ Strive to offer our employees attractive and equitable compensation and healthy work/life balance ▪ Providing our employees with outlets to pursue professional development and civic engagement 28% Racial/Ethnic Diversity 40% Women 70% Women 20% Racial/Ethnic Diversity Total Company Non-Executive Management 99%1 Green Leases 1. Measured by number of properties acquired 2020-2023 Champion of Board Diversity Avg. Tenure 4.8 yrs. 6 Independent Directors 43% Women 14% Racial/Ethnic Diversity Green Leases YTD in 2023 86% Independent Low Tenure Strong Diversity 2023 Silver Winner of Investor CARE Award Is now our standard lease form and it provides us with contractual rights to install sustainability improvements at our properties and receive annual utility billing/usage data. The EPRT Green Lease 2023 Corporate Board Gender Diversity Award

Financials

Financial Summary – 4Q'23
Consolidated Statements of Operations

(in thousands, except share and per share data)	Three Months Ended December 31, 2023 (unaudited)	Three Months Ended December 31, 2022 (unaudited)	Year Ended December 31, 2023 (audited)	Year Ended December 31, 2022 (audited)
Revenues:				
Rental revenue[1,2]	$ 92,937	$ 70,101	$ 339,897	$ 269,827
Interest on loans and direct financing lease receivables	4,580	4,009	18,128	15,499
Other revenue, net	217	166	1,570	1,180
Total revenues	97,734	74,276	359,595	286,506
Expenses:				
General and administrative	7,335	6,508	30,678	29,464
Property expenses[3]	1,317	784	4,663	3,452
Depreciation and amortization	27,440	24,121	102,219	88,562
Provision for impairment of real estate	1,903	9,623	3,548	20,164
Change in provision for loan losses	(14)	(48)	(99)	88
Total expenses	37,981	40,988	141,009	141,730
Other operating income:				
Gain on dispositions of real estate, net	4,847	12,565	24,167	30,647
Income from operations	64,600	45,853	242,753	175,423
Other (expense)/income:				
Loss on debt extinguishment[4]	—	—	(116)	(2,138)
Interest expense	(15,760)	(12,128)	(52,597)	(40,370)
Interest income	595	2,025	2,011	2,825
Income before income tax expense	49,435	35,750	192,051	135,740
Income tax expense	164	229	636	998
Net income	49,271	35,521	191,415	134,742
Net income attributable to non-controlling interests	(176)	(171)	(708)	(612)
Net income attributable to stockholders	$ 49,095	$ 35,350	$ 190,707	$ 134,130
Basic weighted-average shares outstanding	157,561,157	142,378,451	152,140,735	134,941,188
Basic net income per share	$ 0.31	$ 0.25	$ 1.25	$ 0.99
Diluted weighted-average shares outstanding	159,196,777	143,375,819	153,521,854	135,855,916
Diluted net income per share	$ 0.31	$ 0.25	$ 1.24	$ 0.99

1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $225, $156, $743 and $682 for the three months and year ended December 31, 2023 and 2022, respectively.
2. Includes reimbursable income from the Company's tenants of $674, $497, $2,867 and $2,081 for the three months and year ended December 31, 2023 and 2022, respectively.
3. Includes reimbursable expenses from the Company's tenants of $674, $497, $2,867 and $2,081 for the three months and year ended December 31, 2023 and 2022, respectively.
4. During the year ended December 31, 2023, includes debt extinguishment costs associated with the full repayment of the Company's 2024 Term Loan and during the year ended December 31, 2022, includes debt extinguishment costs associated with the Company's restructuring of its credit and term loan facilities.

24 Investor Presentation – March 2024 ESSENTIAL PROPERTIES

Financial Summary – 4Q'23

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

(unaudited, in thousands except per share amounts)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income	$ 49,271	$ 35,521	$ 191,415	$ 134,742
Depreciation and amortization of real estate	27,402	24,096	102,103	88,459
Provision for impairment of real estate	1,903	9,623	3,548	20,164
Gain on dispositions of real estate, net	(4,847)	(12,565)	(24,167)	(30,647)
Funds from Operations	73,729	56,675	272,899	212,718
Non-core expense (income)[1]	78	—	(510)	2,388
Core Funds from Operations	73,807	56,675	272,389	215,106
Adjustments:				
Straight-line rental revenue, net	(9,636)	(4,005)	(30,375)	(20,615)
Non-cash interest	992	621	3,187	2,616
Non-cash compensation expense	2,170	2,232	9,192	9,489
Other amortization expense	263	735	1,507	2,912
Other non-cash charges	28	(52)	(73)	74
Capitalized interest expense	(665)	(394)	(2,430)	(757)
Adjusted Funds from Operations	$ 66,959	$ 55,812	$ 253,397	$ 208,825
Net income per share[2]:				
Basic	$ 0.31	$ 0.25	$ 1.25	$ 0.99
Diluted	$ 0.31	$ 0.25	$ 1.24	$ 0.99
FFO per share[2]:				
Basic	$ 0.47	$ 0.40	$ 1.78	$ 1.57
Diluted	$ 0.46	$ 0.39	$ 1.77	$ 1.56
Core FFO per share[2]:				
Basic	$ 0.47	$ 0.40	$ 1.78	$ 1.58
Diluted	$ 0.46	$ 0.39	$ 1.77	$ 1.58
AFFO per share[2]:				
Basic	$ 0.42	$ 0.39	$ 1.66	$ 1.54
Diluted	$ 0.42	$ 0.39	$ 1.65	$ 1.53

1. Includes the following during the: i) three months ended December 31, 2023 — $0.1 million of accelerated expense related to the departure of a board member; ii) year ended December 31, 2023 — $0.1 million loss on debt extinguishment, $0.9 million of insurance recovery income and $0.3 million of separation costs and non-cash compensation expense in connection with the departure of a junior executive and board member; iii) year ended December 31, 2022 — $0.2 million of fees incurred in conjunction with a term loan amendment and our $2.1 million loss on debt extinguishment.
2. Calculations exclude $103, $94, $407 and $374 from the numerator for the three months and year ended December 31, 2023 and 2022, respectively, related to dividends paid on unvested restricted stock awards and restricted stock units.

25

Investor Presentation – March 2024

ESSENTIAL PROPERTIES

Investor Presentation – March 202426 Financial Summary – 4Q'23 Consolidated Balance Sheets (in thousands, except share and per share amounts) December 31, 2023 December 31, 2022 ASSETS (audited) (audited) Investments: Real estate investments, at cost: Land and improvements $ 1,542,302 $ 1,228,687 Building and improvements 2,938,012 2,440,630 Lease incentive 17,890 18,352 Construction in progress 96,524 34,537 Intangible lease assets 89,209 88,364 Total real estate investments, at cost 4,683,937 3,810,570 Less: accumulated depreciation and amortization (367,133) (276,307) Total real estate investments, net 4,316,804 3,534,263 Loans and direct financing lease receivables, net 223,854 240,035 Real estate investments held for sale, net 7,455 4,780 Net investments 4,548,113 3,779,078 Cash and cash equivalents 39,807 62,345 Restricted cash 9,156 9,155 Straight-line rent receivable, net 107,545 78,587 Derivative assets 30,980 47,877 Rent receivables, prepaid expenses and other assets, net 32,660 22,991 Total assets $ 4,768,261 $ 4,000,033 LIABILITIES AND EQUITY Unsecured term loans, net of deferred financing costs $ 1,272,772 $ 1,025,492 Senior unsecured notes, net 395,846 395,286 Revolving credit facility — — Intangible lease liabilities, net 11,206 11,551 Dividend payable 47,182 39,398 Derivative liabilities 23,005 2,274 Accrued liabilities and other payables 31,248 29,261 Total liabilities 1,781,259 1,503,262 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 12/31/23 and 12/31/22 — — Common stock, $0.01 par value; 500,000,000 authorized; 164,635,150 and 142,379,655 issued and outstanding as of 12/31/23 and 12/31/22, respectively 1,646 1,424 Additional paid-in capital 3,078,459 2,563,305 Distributions in excess of cumulative earnings (105,545) (117,187) Accumulated other comprehensive loss 4,019 40,719 Total stockholders' equity 2,978,579 2,488,261 Non-controlling interests 8,423 8,510 Total equity 2,987,002 2,496,771 Total liabilities and equity $ 4,768,261 $ 4,000,033

Investor Presentation – March 202427 Financial Summary – 4Q'23 GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics Three Months Ended (unaudited, in thousands) December 31, 2023 Net income $ 49,271 Depreciation and amortization 27,440 Interest expense 15,760 Interest income (595) Income tax expense 164 EBITDA 92,040 Provision for impairment of real estate 1,903 Gain on dispositions of real estate, net (4,847) EBITDAre 89,096 Adjustment for current quarter re-leasing, acquisition and disposition activity1 4,506 Adjustment to exclude other non-core and non-recurring activity2 185 Adjustment to exclude termination/prepayment fees and certain percentage rent3 (144) Adjusted EBITDAre - Current Estimated Run Rate 93,643 General and administrative 7,015 Adjusted net operating income ("NOI") 100,658 Straight-line rental revenue, net1 (10,278) Other amortization expense 263 Adjusted Cash NOI $ 90,643 Annualized EBITDAre $ 356,384 Annualized Adjusted EBITDAre $ 374,572 Annualized Adjusted NOI $ 402,632 Annualized Adjusted Cash NOI $ 362,572 1. Adjustment made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended December 31, 2023 had occurred on October 1, 2023. 2. Adjustment is made to i) exclude non-core income and expense adjustments made in computing Core FFO, ii) exclude changes in our provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period. 3. Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

Financial Summary – 4Q'23

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	December 31, 2023	Rate	Wtd. Avg. Maturity
Unsecured debt:			
February 2027 term loan[1]	$ 430,000	2.4%	3.1 years
January 2028 term loan[1]	400,000	4.6%	4.1 years
February 2029 term loan[1,2]	450,000	4.3%	5.2 years
Senior unsecured notes due July 2031	400,000	3.1%	7.5 years
Revolving credit facility[3]	—	—%	2.1 years
Total unsecured debt	1,680,000	3.6%	4.9 years
Gross debt	1,680,000		
Less: cash & cash equivalents	(39,807)		
Less: restricted cash available for future investment	(9,156)		
Net debt	1,631,037		
Equity:			
Preferred stock	—		
Common stock and OP units (165,188,997 shares @ $25.56/share as of 12/31/23)[4]	4,208,074		
Total equity	4,208,074		
Total enterprise value ("TEV")	$ 5,839,111		
Pro forma adjustments to Net Debt and TEV:[5]			
Net debt	$ 1,631,037		
Less: Cash received — Q1'24 forward settlements	(48,374)		
Less: Unsettled forward equity (5,852,583 shares @ $23.25/sh as of 3/1/24)	(136,067)		
Pro forma net debt	1,446,596		
Total equity	4,208,074		
Common stock — Q1'24 forward settlements (2,134,365 shares @ $25.56/share as of 12/31/23)	54,554		
Common stock — unsettled forward equity (5,852,583 shares @ $25.56/share as of 12/31/23)	149,592		
Pro forma TEV	$ 5,858,816		
Gross Debt / Undepreciated Gross Assets	32.7%		
Net Debt / TEV	27.9%		
Net Debt / Annualized Adjusted EBITDAre	4.4x		
Pro Forma Gross Debt / Undepreciated Gross Assets	31.6%		
Pro Forma Net Debt / Pro Forma TEV	24.7%		
Pro Forma Net Debt / Annualized Adjusted EBITDAre	3.9x		

1. Rates presented for our term loans are fixed at the stated rates after giving effect to our interest rate swaps, applicable margin of 85bps (for 2027 and 2028 Term Loans) or 95bps (for 2029 Term Loan) and SOFR premium of 10bps.
2. Weighted average maturity calculation is made after giving effect to extension options exercisable at our election.
3. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $600 million. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps and SOFR premium of 10bps.
4. Common stock and OP units as of December 31, 2023, based on 164,635,150 common shares outstanding and 553,847 OP units held by non-controlling interests.
5. Adjusted to reflect, on a pro forma basis, the $48.4 million of net proceeds received from the Q1'24 settlement of 2.134mm shares previously sold on a forward basis and the estimated net proceeds of our outstanding forward equity as of March 1, 2024 sold through our ATM Program and our September 2023 follow-on offering.

28 Investor Presentation – March 2024 ESSENTIAL PROPERTIES

Glossary

Investor Presentation – March 202430 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation – March 202431 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash available for future investment, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation – March 202432 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial Portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.